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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                NOVEMBER 23, 2005
                        (Date of earliest event reported)

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                               HARSCO CORPORATION
             (Exact name of registrant as specified in its charter)



             DE                           1-3970                 23-1483991
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)



  350 POPLAR CHURCH ROAD, CAMP HILL, PA                                17011
(Address of principal executive offices)                            (Zip Code)


         Registrant's telephone number, including area code 717-763-7064


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2005, Harsco Corporation (the Company) executed a new U.S.-based, five-year, $450 million revolving credit facility with a syndicate of banks. The credit facility also allows for the Company to increase the facility size to $600 million under certain conditions. The new credit facility, which matures in November 2010, will serve as backup to the Company's investment-grade commercial paper programs. Interest on any outstanding borrowings will be based upon the London Interbank Offered Rate (LIBOR) plus a margin. This new facility replaces the existing $350 million revolving credit facility that would have matured in August 2007. The increase in the facility will provide increased financial flexibility for potential growth-related investments and for general corporate requirements.

The new credit facility includes the usual and customary terms of default that are outlined in Article VII of the credit facility. A copy of the credit facility is attached hereto and incorporated by reference herein as Exhibit 10.




ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - five-year credit facility





EXHIBIT INDEX

Exhibit 10 - five-year credit facility
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HARSCO CORPORATION
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                                          (Registrant)



DATE      November 28, 2005            /S/ Salvatore D. Fazzolari
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                                       Salvatore D. Fazzolari
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer